UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2019

WAITR HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-337-534-6881

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2019, in connection with the underwritten follow-on public offering (the “Offering”) of common stock, par value $0.0001 per share (“common stock”), of Waitr Holdings Inc. (the “Company”) that closed on May 21, 2019, the Company entered into that certain Amendment No. 2 to Credit Agreement (the “Convertible Notes Amendment”), which amends that certain Credit Agreement, dated as of November 15, 2018 (as amended or otherwise modified from time to time, the “Convertible Notes Agreement”), by and among the Company, Luxor Capital Group, LP (“Luxor”), as administrative agent thereunder, and the lenders from time to time party thereto.

In addition, Waitr Inc. (“Waitr”) and Waitr Intermediate Holdings, LLC (“Intermediate Holdings”), each a wholly-owned subsidiary of the Company, entered into that certain Amendment No. 2 to Credit and Guaranty Agreement (the “Credit Agreement Amendment” and together with the Convertible Notes Amendment, the “Amendments”), which amends that certain Credit and Guaranty Agreement, dated as of November 15, 2018 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Waitr, Intermediate Holdings, the guarantors party thereto, Luxor, as administrative agent and collateral agent thereunder, and the lenders from time to time party thereto.

Pursuant to the Convertible Notes Amendment, the Convertible Notes Agreement has been amended to (i) revise the interest rate on the convertible promissory notes issued under the Convertible Notes Agreement (the “Convertible Notes”) to 6% (half payable in cash and half as a payment-in-kind) and (ii) remove the minimum liquidity covenant under the Convertible Notes Agreement.

Pursuant to the Credit Agreement Amendment, (i) the Credit Agreement has been amended to (x) change the prepayment expiration date for the senior secured first priority term loan facility provided for under the Credit Agreement to August 31, 2019 and (y) remove the minimum liquidity covenant under the Credit Agreement, and (ii) Luxor has waived any prepayment requirement under the Credit Agreement solely with respect to the proceeds from the issuance of common stock in the Offering.

As of April 26, 2019, Luxor beneficially owned approximately 7.8% of the outstanding common stock of the Company. In addition, pursuant to the Convertible Notes Agreement, Luxor has nomination rights with respect to one member of the Company’s board of directors for so long as Luxor satisfies a minimum ownership threshold as agreed by the parties thereto.

The foregoing descriptions of the Amendments are qualified in their entirety by reference to the Amendments, copies of which are attached as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment No. 2 to Credit Agreement, dated as of May 21, 2019, by and among the Company, Luxor Capital, LLC, as a Lender, and Luxor Capital Group, LP, as administrative agent for Lenders.

1.2	Amendment No. 2 to Credit and Guaranty Agreement, dated as of May 21, 2019, by and among Waitr Inc., Waitr Intermediate Holdings, LLC, Luxor Capital, LLC, as a Lender, and Luxor Capital Group, LP, as administrative agent and collateral agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer

Dated: May 24, 2019